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As filed with the Securities and Exchange Commission on July 20, 2007.

Registration No. 333-142875

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT No. 3
TO
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENPACT LIMITED
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	541990 (Primary Standard Industrial Classification Code Number)	98-0533350 (I.R.S. Employer Identification Number)
Canon's Court 22 Victoria Street Hamilton HM Bermuda (441) 295-2244 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Victor Guaglianone, Esq.
1251 Avenue of the Americas
New York, NY 10020
(646) 624-5929
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Timothy G. Massad, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000 Fax: (212) 474-3700	Richard A. Drucker, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000 Fax: (212) 450-3800

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Shares, $0.01 par value per share	40,588,236	$730,588,248	$22,429(4)

(1)
Includes shares to be sold upon exercise of the underwriters' option to purchase additional shares.
(2)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(a) of Regulation C under the Securities Act of 1933, as amended.
(3)
Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(4)
Includes $18,420 previously paid.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

        This Amendment No. 3 is being filed solely for the purpose of amending Item 16(a) of Part II of the Registration Statement on Form S-1 (File No. 333-142875) and filing certain exhibits to the Registration Statement. No other changes or additions are being made hereby to the preliminary prospectus which forms part of the Registration Statement or to Items 13, 14, 15, 16(b) or 17 of Part II of the Registration Statement. Accordingly, the preliminary prospectus and Items 13, 14, 15, 16(b) and 17 of Part II of the Registration Statement have been omitted from this filing.

 PART II

Item 16.    Exhibits and Financial Statement Schedules.

  (a)
  Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement.*
3.1	Memorandum of Association of the Registrant.†
3.3	Bye-laws of the Registrant.*
4.1	Form of specimen certificate for the Registrant's common shares.*
5.1	Opinion of Appleby.*
10.1	Amended and Restated Shareholders' Agreement, dated as of , 2007 by and among the Registrant, Genpact Global Holdings SICAR S.à.r.l., Genpact Global (Lux) S.à.r.l. and the shareholders listed on the signature pages thereto.*
10.2	Master Services Agreement dated December 30, 2004 between Genpact Global Holdings SICAR S.à.r.l. and General Electric Company.**‡
10.3	Master Services Agreement 1st Amendment dated January 1, 2005 between Genpact Global Holdings SICAR S.à.r.l. and General Electric Company.**
10.4	Second Amendment dated December 16, 2005 between Genpact International S.à.r.l. and General Electric Company.**
10.5	Master Services Agreement Third Amendment dated September 6, 2006 between Genpact International S.à.r.l. and General Electric Company.**‡
10.6	Master Professional Services Agreement dated November 30, 2005 by and between Genpact International S.à.r.l. and Macro*World Research Corporation (a subsidiary of Wachovia Corporation).**‡
10.7	First Amendment to Master Professional Services Agreement dated August 26, 2006 by and between Genpact International S.à.r.l. and Macro*World Research Corporation (a subsidiary of Wachovia Corporation).**
10.8	Agreement dated November 30, 2005 among Genpact Global Holdings SICAR S.à.r.l., Macro*World Research Corporation and Wachovia Corporation.**‡
10.9	Amended and Restated Credit Agreement dated June 30, 2006 among Genpact International S.à.r.l., Genpact Global Holdings SICAR S.à.r.l., Bank of America Securities Asia Limited, Bank of America, N.A. and certain other parties.†
10.10	Gecis Global Holdings 2005 Stock Option Plan.†
10.11	Genpact Global Holdings 2006 Stock Option Plan.†
10.12	Genpact Global Holdings 2007 Stock Option Plan.†
10.13	Form of Stock Option Agreement.†
10.14	Stock Option Agreement dated as of July 26, 2005 between Gecis Global Holdings SICAR S.à.r.l. and Pramod Bhasin.†
10.15	Employment Agreement dated as of July 26, 2005, with effect from January 1, 2005, by and among Gecis Global Holdings SICAR S.à.r.l., Gecis International S.à.r.l. and Pramod Bhasin.†
10.16	Employment Agreement dated as of July 26, 2005, with effect from January 1, 2005, by and among Gecis Global Holdings SICAR S.à.r.l., Gecis International S.à.r.l. and VN Tyagarajan.†

10.17	Reorganization Agreement dated as of July 13, 2007, by and among the Registrant, Genpact Global (Lux) S.à.r.l., Genpact Global Holdings SICAR S.à.r.l. and the shareholders listed on the signature pages thereto.†
10.18	Fiduciary Share Exchange Agreement dated as of July 13, 2007, by and among the Registrant, Genpact Global Holdings SICAR S.à.r.l. and Sal Oppenheim Jr. & Cie. S.C.A.†
10.19	Assignment and Assumption Agreement dated as of July 13, 2007, among the Registrant, Genpact Global Holdings SICAR S.à.r.l. and Genpact International, LLC.†
10.20	Genpact Limited 2007 Omnibus Incentive Compensation Plan.†
21.1	Subsidiaries of the Registrant.*
23.1	Consent of KPMG.†
23.2	Consent of Appleby (contained in Exhibit 5.1).*
24.1	Powers of Attorney.†

*
To be filed by amendment.

**
Filed with this amendment.

†
Previously filed.

‡
Confidential treatment has been requested for certain portions that are omitted in the copy of the exhibit electronically filed with the SEC. The omitted information has been filed separately with the SEC pursuant to our application for confidential treatment.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, NY, on July 20, 2007.

GENPACT LIMITED
By:
Name: Victor Guaglianone Title: Senior Vice President and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 20th day of July, 2007.

Signature	Title

* Pramod Bhasin	President, Chief Executive Officer and Director (Principal Executive Officer)
* Vivek N. Gour	Chief Financial Officer (Principal Financial and Accounting Officer)
* John Barter	Director
* J Taylor Crandall	Director
* Steven A. Denning	Director
* Mark F. Dzialga	Director
* Rajat Kumar Gupta	Director
* James C. Madden	Director
* Denis J. Nayden	Director
* Gary M. Reiner	Director
* Robert G. Scott	Director
* A. Michael Spence	Director
* Lloyd G. Trotter	Director

/s/ VICTOR GUAGLIANONE Victor Guaglianone	Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement.*
3.1	Memorandum of Association of the Registrant.†
3.3	Bye-laws of the Registrant.*
4.1	Form of specimen certificate for the Registrant's common shares.*
5.1	Opinion of Appleby.*
10.1	Amended and Restated Shareholders' Agreement, dated as of , 2007 by and among the Registrant, Genpact Global Holdings SICAR S.à.r.l., Genpact Global (Lux) S.à.r.l. and the shareholders listed on the signature pages thereto.*
10.2	Master Services Agreement dated December 30, 2004 between Genpact Global Holdings SICAR S.à.r.l. and General Electric Company.**‡
10.3	Master Services Agreement 1st Amendment dated January 1, 2005 between Genpact Global Holdings SICAR S.à.r.l. and General Electric Company.**
10.4	Second Amendment dated December 16, 2005 between Genpact International S.à.r.l. and General Electric Company.**
10.5	Master Services Agreement Third Amendment dated September 6, 2006 between Genpact International S.à.r.l. and General Electric Company.**‡
10.6	Master Professional Services Agreement dated November 30, 2005 by and between Genpact International S.à.r.l. and Macro*World Research Corporation (a subsidiary of Wachovia Corporation).**‡
10.7	First Amendment to Master Professional Services Agreement dated August 26, 2006 by and between Genpact International S.à.r.l. and Macro*World Research Corporation (a subsidiary of Wachovia Corporation).**
10.8	Agreement dated November 30, 2005 among Genpact Global Holdings SICAR S.à.r.l., Macro*World Research Corporation and Wachovia Corporation.**‡
10.9	Amended and Restated Credit Agreement dated June 30, 2006 among Genpact International S.à.r.l., Genpact Global Holdings SICAR S.à.r.l., Bank of America Securities Asia Limited, Bank of America, N.A. and certain other parties.†
10.10	Gecis Global Holdings 2005 Stock Option Plan.†
10.11	Genpact Global Holdings 2006 Stock Option Plan.†
10.12	Genpact Global Holdings 2007 Stock Option Plan.†
10.13	Form of Stock Option Agreement.†
10.14	Stock Option Agreement dated as of July 26, 2005 between Gecis Global Holdings SICAR S.à.r.l. and Pramod Bhasin.†
10.15	Employment Agreement dated as of July 26, 2005, with effect from January 1, 2005, by and among Gecis Global Holdings SICAR S.à.r.l., Gecis International S.à.r.l. and Pramod Bhasin.†
10.16	Employment Agreement dated as of July 26, 2005, with effect from January 1, 2005, by and among Gecis Global Holdings SICAR S.à.r.l., Gecis International S.à.r.l. and VN Tyagarajan.†
10.17	Reorganization Agreement dated as of July 13, 2007, by and among the Registrant, Genpact Global (Lux) S.à.r.l., Genpact Global Holdings SICAR S.à.r.l. and the shareholders listed on the signature pages thereto.†
10.18	Fiduciary Share Exchange Agreement dated as of July 13, 2007, by and among the Registrant, Genpact Global Holdings SICAR S.à.r.l. and Sal Oppenheim Jr. & Cie. S.C.A.†

10.19	Assignment and Assumption Agreement dated as of July 13, 2007, among the Registrant, Genpact Global Holdings SICAR S.à.r.l. and Genpact International, LLC.†
10.20	Genpact Limited 2007 Omnibus Incentive Compensation Plan.†
21.1	Subsidiaries of the Registrant.*
23.1	Consent of KPMG.†
23.2	Consent of Appleby (contained in Exhibit 5.1).*
24.1	Powers of Attorney.†

*
To be filed by amendment.

**
Filed with this amendment.

†
Previously filed.

‡
Confidential treatment has been requested for certain portions that are omitted in the copy of the exhibit electronically filed with the SEC. The omitted information has been filed separately with the SEC pursuant to our application for confidential treatment.

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Explanatory Note
PART II
SIGNATURES
EXHIBIT INDEX